UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011

Options Media Group Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-147245	26-0444290
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 NW 13th Street, Suite 300 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 314-3479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAINOFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 10, 2011, Options Media Group Holdings, Inc. (the “Company”) entered into agreements with Justin Bieber Brands, LLC and certain associates of Justin Bieber (collectively, the “Bieber Agreement”) as well as a related agreement with a company headed by Keith St. Clair, our new Chairman of the Board.  The key element is for Justin Bieber to act as a spokesman for our DriveSafe software and its potential to substantially reduce injuries and save lives from traffic accidents.  Justin Bieber has agreed to endorse DriveSafe in a number of ways, both online and in person over the term of the Bieber Agreement.  We are planning a product launch with Justin Bieber on June 6, 2011.

While the Company actually entered into agreements with Justin Bieber Brands, LLC and two associates (collectively, the “Bieber Group”), the agreements are identical except with regard to the number of warrants and sales royalties. Each agreement revolves around Justin Bieber’s endorsement of DriveSafe. The key terms are:

•	Three year terms with Justin Bieber having the right to terminate after one year in which case the other two agreements terminate;
•	Covers North America, Central America and South America;
•
Warrants to purchase 121,160,749 shares of common stock at $0.01 per share or a total of 16.4% of the Company on a fully diluted basis, exercisable over three years with full anti-dilution protection for sales below the exercise price;

•	Pre-emptive rights for sales of equity and common stock equivalents above $0.01 per share so the Bieber Group may maintain their 16.4% ownership right; and
•	Sales royalties based on all sales of DriveSafe during the term.

Our new Board Chairman, Mr. Keith St. Clair played a key role in negotiating the Bieber Agreement. As a result, effective on May 10, 2011, we also entered into an agreement with The Big Company, LLC, a company which Mr. St. Clair is a manager. The key terms of the Big Company agreement are:

•	Term of one year to be extended as long as the Bieber Group agreements remain in effect;
•	Covers North America, Central America and South America;
•	Issued 18,000,000 shares of common stock, 37,000,000 one-year warrants exercisable at $0.01 per share and 25,000,000 one-year warrants exercisable at $0.02 per share;
•	Similar pre-emptive rights as the Bieber Group although not keyed to a percentage and the same anti-dilution protection;
•
A fee of $20,000 per month which accrues until we raise $500,000 or enter into a factoring agreement in which case we pay $10,000 per month with the balance accruing until we raise $5,000,000. The consulting fees will be deducted from the royalties due described below;

•	Sales royalties based upon a percent of adjusted gross profit after deducting activation and software costs and royalties payable to the Bieber Group; and
•	An option to take up to 50% of sales royalties due and receive shares of common stock at $0.01 per share, with a maximum of 25,000,000 shares issuable.

On May 10, 2011, in connection with the Bieber Agreement, Keith St. Clair was appointed as a director and Chairman of the Board of the Company.  Mr. St. Clair was granted 10,000,000 five-year stock options exercisable at $0.0085 per share of which 2,500,000 are fully vested and the remaining vest in equal increments each June 30th and December 31st, with the first vesting date being December 31, 2011.  Additionally, Mr. St. Clair was granted 2,000,000 shares of the Company’s common stock for services provided under the Bieber Agreement.

The securities issued and reported in this Form 8-K have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The investors were accredited investors and there was no general solicitation.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTIONS MEDIA GROUP HOLDINGS, INC.

Date: May 13, 2011	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer

3